Exhibit 99.1

CONTACT:
Karen M. Spaun
SVP & Chief Financial Officer
(248) 204-8178

FOR IMMEDIATE RELEASE

SOUTHFIELD, MICHIGAN
August 23, 2013

MEADOWBROOK INSURANCE GROUP, INC. RECEIVES BANK WAIVER UNDER CREDIT FACILITY

Meadowbrook Insurance Group, Inc. (NYSE:MIG) (“Meadowbrook” or the “Company”) today announced that it has obtained a waiver from members of the lending group under its bank credit facility (the “Facility”) on certain defaulted loan covenants.  As reported previously, the Company was in default on two of its financial covenants under the Facility as of June 30, 2013, including its net worth covenant.  The defaults were triggered by an after-tax non-cash goodwill impairment of $101.5 million the Company recorded in the second quarter, which directly impacted the Company’s book value.

Karen M. Spaun, the Company’s Chief Financial Officer, stated: “We are continuing to work with our bank group to negotiate an amendment to the credit facility to adjust the financial covenants.   Absent the non-cash goodwill impairment, we would have been in compliance with all of our financial covenants.”

The waiver is effective until September 20, 2013, and includes specific authorization for the Company to pay its scheduled common stock dividend on Monday, August 26, 2013. The Company is progressing in its discussions with its lenders to re-set the covenants to reflect the impact of the goodwill charge.  The Company expects to execute and announce an amendment to its Facility in the coming weeks.

About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and six property and casualty insurance underwriting companies. Meadowbrook has twenty-eight locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol "MIG". For further information, please visit Meadowbrook’s corporate web site at http://www.meadowbrook.com.

Forward-Looking Statements

Certain statements made by Meadowbrook Insurance Group, Inc. in this release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “will,” “expects,” “believe,” “anticipates,” “would,” “may be” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the Company’s anticipated financial results and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. These factors and risks include, but are not limited to, our ability to agree to an amendment to our credit agreement with our lenders to revise certain financial covenants and the potential impact of our non-compliance with the existing covenants if we fail to reach such an agreement; a failure of additional capital to be available or only available on unfavorable terms; our geographic concentration and the business, economic, natural perils, man made perils, and regulatory conditions within our most concentrated region; goodwill impairment risk employed as part of our growth strategy and the anticipated impact of the goodwill impairment charge recognized in the second quarter of 2013; efforts with regard to the review of strategic alternatives; actions taken by regulators, rating agencies or lenders, including the impact of the downgrade by A.M. Best of the Company’s and its insurance company subsidiaries’ financial strength rating, any negative impact from the previously disclosed class action litigation or any similar litigation which may be filed in the future  and operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The Company does not intend, and undertakes no duty to, release publicly any updates or revisions to any forward-looking statements contained herein.

PR-1813